Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Third Quarter 2016 Financial Results

Third Quarter 2016 Financial Highlights:

•	Revenues of $180.6 million

•	Net income of $5.7 million or $0.12 per diluted share

•	Adjusted EBITDA of $19.2 million

•	Non-GAAP EPS of $0.16

•	Total project backlog of $1.5 billion, up 6% year over year

•	Fully contracted backlog of $443.8 million, up 17% year over year

FRAMINGHAM, MA - November 1, 2016 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2016. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary

George P. Sakellaris, Chairman, President and Chief Executive Officer of Ameresco commented, "Third quarter results were solid and built on the momentum we established in the first half of the year. Our focus is on growing earnings faster than revenue, as demonstrated by the significant improvement in both net income and adjusted EBITDA. We are confident in our outlook for continued growth in the years ahead. We continue to build our portfolio of distributed generation assets, increase our penetration in new and existing markets, and grow our contracted backlog. We believe our broad and deep technical expertise and innovative approach to energy efficiency and renewable energy projects will enable us to sustain our leadership position in the industry.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Third Quarter 2016

Revenues were $180.6 million, compared to $189.1 million. Operating income was $9.9 million, compared to $9.7 million.

Net income was $5.7 million compared to $4.2 million, and net income per diluted share was $0.12 compared to $0.09. Non-GAAP EPS was $0.16, compared to $0.09.

Adjusted EBITDA, a non-GAAP financial measure, was $19.2 million, compared to $16.1 million.

Additional Third Quarter 2016 Operating Highlights:

•
Cash flows used in operating activities were $7.7 million, compared to $4.3 million provided by operating activities in the prior year, and adjusted cash from operations, a non-GAAP financial measure, was $18.7 million, compared to $25.3 million, reflecting the working capital used to support the growth in our Federal segment.

•	Total project backlog was $1,498.3 million as of September 30, 2016 and consisted of:

◦
$443.8 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

◦	$1,054.5 million of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were $149.0 million or 60 MWe.

FY 2016 Guidance
Based on year to date performance and expectations for the fourth quarter of 2016, Ameresco is narrowing its revenue guidance for fiscal year 2016. The Company expects to generate revenue in the range of $645 million to $660 million. Ameresco is reaffirming its full year outlook for adjusted EBITDA and net income per diluted share. The Company expects adjusted EBITDA for 2016 to be in the range of $51 million to $57 million and net income per diluted share to be in the range of $0.25 to $0.30 for 2016. Our guidance assumptions for the remainder of 2016 are as follows: gross margin in the range of 19% to 20%; operating expenses as a percentage of revenue of 15.5% to 16.5%; an effective income tax rate of 25% to 27%; and weighted average common shares outstanding of 47 million. This guidance excludes the impact of any non-controlling interest activity and any additional charges relating to the SunEdison bankruptcy and our restructuring activities.

Share Repurchase Program

Through the end of the third quarter, the Company repurchased 920,944 shares of its Class A common stock for an average per share price of $4.79. The Company has approximately $6 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 4413406. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words

“projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission on March 4, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the U.S. Securities and Exchange Commission on May 5, 2016. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,357	$21,645
Restricted cash	12,449	16,236
Accounts receivable, net	80,737	73,372
Accounts receivable retainage, net	21,797	21,454
Costs and estimated earnings in excess of billings	60,085	88,334
Inventory, net	13,388	13,223
Prepaid expenses and other current assets	14,728	11,745
Income tax receivable	—	2,151
Project development costs	15,037	15,538
Total current assets	236,578	263,698
Federal ESPC receivable	124,888	125,804
Property and equipment, net	5,637	5,328
Project assets, net	279,257	244,309
Goodwill	58,361	59,085
Intangible assets, net	4,615	6,770
Other assets	24,758	18,446
Total assets	$734,094	$723,440
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$15,246	$13,427
Accounts payable	125,014	114,759
Accrued expenses and other current liabilities	22,403	21,983
Billings in excess of cost and estimated earnings	18,723	28,744
Income taxes payable	631	810
Total current liabilities	182,017	179,723
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	113,596	100,490
Federal ESPC liabilities	108,039	122,040
Deferred income taxes	2,417	4,010
Deferred grant income	7,877	8,291
Other liabilities	21,127	18,854

Redeemable non-controlling interest	6,797	490

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,980,284 shares issued and 28,059,340 shares outstanding at September 30, 2016, 28,684,392 shares issued and outstanding at December 31, 2015	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2016 and December 31, 2015	2	2
Additional paid-in capital	112,366	110,311
Retained earnings	193,217	184,454
Accumulated other comprehensive loss, net	(8,913)	(5,228)
Less - treasury stock, at cost, 920,944 shares at September 30, 2016	(4,451)	—
Total equity	292,224	289,542
Total liabilities, redeemable non-controlling interest and equity	$734,094	$723,440

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$180,598	$189,142	$477,002	$457,064
Cost of revenues	141,803	152,849	378,675	370,232
Gross profit	38,795	36,293	98,327	86,832
Selling, general and administrative expenses	28,852	26,623	81,880	76,506
Operating income	9,943	9,670	16,447	10,326
Other expenses, net	2,268	2,149	4,961	6,158
Income before provision for income taxes	7,675	7,521	11,486	4,168
Income tax provision	1,865	3,343	2,872	2,187
Net income	5,810	4,178	8,614	$1,981
Net loss (income) attributable to redeemable non-controlling interest	(95)	—	149	—
Net income attributable to Ameresco, Inc.	$5,715	$4,178	$8,763	$1,981
Net income per share attributable to common shareholders:
Basic	$0.12	$0.09	$0.19	$0.04
Diluted	$0.12	$0.09	$0.19	$0.04
Weighted average common shares outstanding:
Basic	46,360,575	46,517,638	46,606,494	46,473,375
Diluted	46,430,163	48,056,359	46,669,036	47,623,042

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$8,614	$1,981
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of project assets	14,139	12,115
Depreciation of property and equipment	2,300	2,349
Amortization of deferred financing fees	994	850
Amortization of intangible assets	1,793	3,041
Provision for bad debts	5,137	239
Unrealized gain on interest rate swaps	(227)	(277)
Stock-based compensation expense	1,086	1,367
Deferred income taxes	(344)	(2,920)
Unrealized foreign exchange (gain) loss	(277)	1,324
Changes in operating assets and liabilities:
Restricted cash	(4,592)	(2,216)
Accounts receivable	(7,136)	(5,258)
Accounts receivable retainage	(403)	(1,501)
Federal ESPC receivable	(83,431)	(50,555)
Inventory, net	(165)	(3,347)
Costs and estimated earnings in excess of billings	28,119	(10,792)
Prepaid expenses and other current assets	(3,292)	(4,039)
Project development costs	838	(4,999)
Other assets	(137)	(2,807)
Accounts payable, accrued expenses and other current liabilities	(1,225)	22,396
Billings in excess of cost and estimated earnings	(9,510)	7,329
Other liabilities	(2,005)	(573)
Income taxes payable	2,348	3,674
Cash flows from operating activities	(47,376)	(32,619)
Cash flows from investing activities:
Purchases of property and equipment	(2,696)	(1,040)
Purchases of project assets	(45,205)	(29,932)
Proceeds from sales of assets	—	852
Cash flows from investing activities	(47,901)	(30,120)
Cash flows from financing activities:
Payments of financing fees	(1,266)	(1,894)
Proceeds from exercises of options	969	611
Repurchase of common stock	(4,451)	—
Proceeds (repayments) from senior secured credit facility, net	7,501	(5,000)
Proceeds from long-term debt financing	7,803	4,584
Proceeds from Federal ESPC projects	65,075	61,846
Proceeds from sale-leaseback financing	17,045	7,581
Non-controlling interest	—	(116)
Proceeds from investment by redeemable non-controlling interest, net	6,456	—
Restricted cash	2,952	(74)
Payments on long-term debt	(9,246)	(9,051)
Cash flows from financing activities	92,838	58,487
Effect of exchange rate changes on cash	(849)	1,746
Net decrease in cash and cash equivalents	(3,288)	(2,506)
Cash and cash equivalents, beginning of period	21,645	23,762
Cash and cash equivalents, end of period	$18,357	$21,256

Non-GAAP Financial Measures (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to Ameresco, Inc.	$5,715	$4,178	$8,763	$1,981
Impact from redeemable non-controlling interest	95	—	(149)	—
Plus: Income tax provision	1,865	3,343	2,872	2,187
Plus: Other expenses, net	2,268	2,149	4,961	6,158
Plus: Depreciation and amortization of intangible assets	6,290	6,010	18,232	17,505
Plus: Stock-based compensation	328	396	1,086	1,367
Plus: Restructuring and other charges	2,630	29	6,059	401
Plus: Non-Core Canada project loss	—	(5)	—	3,148
Adjusted EBITDA	$19,191	$16,100	$41,824	$32,747
Adjusted EBITDA margin	10.6%	8.5%	8.8%	7.2%

Non-GAAP net income and EPS:
Net income attributable to Ameresco, Inc.	$5,715	$4,178	$8,763	$1,981
Impact from redeemable non-controlling interest	95	—	(149)	—
Plus: Restructuring and other charges	2,630	29	6,059	401
Plus: Non-Core Canada project loss	—	(5)	—	3,148
Plus: Income Tax effect of non-GAAP adjustments	(868)	—	(1,430)	(123)
Non-GAAP net income	$7,572	$4,202	$13,243	$5,407
Diluted net income per common share	$0.12	$0.09	$0.19	$0.04
Effect of adjustments to net income	0.04	—	0.09	0.07
Non-GAAP EPS	$0.16	$0.09	$0.28	$0.11
Weighted average common shares outstanding - diluted	46,430,163	48,056,359	46,669,036	47,623,042

Adjusted cash from operations:
Cash flows from operating activities	$(7,654)	$4,341	$(47,376)	$(32,619)
Plus: proceeds from Federal ESPC projects	26,316	20,976	65,075	61,846
Adjusted cash from operations	$18,662	$25,317	$17,699	$29,227

			September 30,
			2016	2015
			(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)			$1,054,500	$1,032,600
Fully-contracted			443,800	379,300
Total construction backlog			$1,498,300	$1,411,900
Assets in development			$149,000	$185,200
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2016
	Low	High
Operating income	$18,000	$21,000
Depreciation and amortization of intangible assets	25,000	27,000
Stock-based compensation	2,000	2,000
Restructuring and other charges	6,000	7,000
Adjusted EBITDA	$51,000	$57,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, loss related to a significant non-core project in Canada and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
During the first quarter of 2016, we changed our calculation and presentation of adjusted EBITDA to exclude restructuring charges and losses related to a significant non-core project in Canada and during the third quarter of 2016, we changed our calculation and presentation of adjusted EBITDA in order to exclude charges related to a significant customer bankruptcy. We do not consider these items indicative of our core operating performance. Adjusted EBITDA and adjusted EBITDA margin for the prior periods have been recalculated to be presented on a comparable basis.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada, impact from redeemable non-controlling interest and charges related to a significant customer bankruptcy. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.